EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 2005 Israeli Share Option Plan and 2011 Israeli Share Option Plan of Kamada Ltd. of our report dated May 26, 2013 relating to the financial statements of Kamada Ltd., as of December 31, 2012, which appear in the Registration Statement on Form F-1/A (File No. 333-187870) and related Prospectus of Kamada Ltd.

/s/ KOST, FORER, GABBAY & KASIERER
KOST, FORER, GABBAY & KASIERER
A member of Ernst & Young Global

Tel Aviv, Israel
December 9, 2013